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                                                                   EXHIBIT 23.2






CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Cincinnati Bell Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996.



/s/ Coopers & Lybrand L.L.P.



Coopers & Lybrand, L.L.P.
Cincinnati, Ohio
May 30, 1997